PARTNERSHIP AGREEMENT
                                       FOR
                      ELITE MODEL LOOK 2000, CZECH REPUBLIC



Between the undersigned:

Wolfgang Schwarz
Sport-und kulturveranstaltungen GmbH.
Passauer platz 1
1010 Vienna
Austria

And

Orion Corporation NOIRO
Lasihytti 21
P.O.BOX 27
02781 Espoo
Finland

It has been agreed as follows:


     Orion Corporation Noiro with ist brand LUMENE will be the make-up sponsor of the Czech Republic ELITE MODEL LOOK 2000 event.

     The items below are just a few of the many possibilities Elite Model Look can create for LUMENE. The other possibilities will be presented to LUMENE by MP/WS by the end of the year 1999 and this agreement can be increasted by ANNEX.


     Promotion opportunities for the duration of the competition


1. LUMENE will be advertised and promoted as the "LUMENE" in all public relations activities, including the media and advertising campaigns

2. The logo of LUMENE will appear on all printed material, including invitations, press releases, billboards, posters, flyers, and the country final program


3. LUMENE obtains the right to name itself "LUMENE of the Elite Model Look 2000" in advertising and promotional campaigns

4. LUMENE has unlimited possibility to produce photo and videoshoots from and with the contestants for PR purposes

5.   LUMENE will  receive  exclusivity  as a make-up  product by the Elite Model
     Look.


     Promotion opportunities for local castings


     Through media coverage and advertisements at the local level, the castings are promoted around the entire country. Local casting begin in February/March are held in major cities. This presents a great opportunity for the LUMENE to make a promotion or exhibit its products in these cities and to reach customers beyond each country.

1. The logo for LUMENE will be displayed at each competition, including press conferences, in the form of a large banner or in another high visible way

2.   the LUMENE will have a special area to display and present its products

3. Hostesses wearing T-shirts with LUMENE logo will distribute give-aways (product samples, for example) to the audience, contestants, VIP's and / or press

4.   A video advertisement or promotional spot will be aired


Promotion opperunities for semi-final


     The semi-final normally includes 100-200 girls and takes place in the capital of the country.

1. The logo for LUMENE will be displayed, including press conferences, in the form of a large banner or in another highly visible way

2. Hostesses wearing T-shirts with LUMENE logo can distribute give-aways (product samples, for example) to the girls, audience, VIP's and / or press

3. Give-aways or promotional material could also be placed on each seat prior to the competition

4.   LUMENE can have a special area to display and present its products

5.   A video advertisement or promotional spot will be aired


     Promotion opportunities for the national final


     Each national final of the Elite Model Look is an exclusive event, drawing 1,000 specially selected VIP's. The event will take place only in the best and exiting venues. In addition to the VIP's in attendance, the evening includes first-class entertainment, the competition itself, the announcement of the winner, and a VIP party afterwards.


1. The week before the final, the contestants enter a Beauty Camp, where experts teach them how to walk, dress, eat, exercise and the other details involved in modeling. A one-hour TV special will be also made about this camp. LUMENE's logo will be posted in the lobby, and the girls will wear clothes with the logo of LUMENE, generating exposure for LUMENE from the guests at the hotel and through the media that covers the Beauty Camp.

2. At the final, the logo for LUMENE will be displayed, including at the press conferences, in the form of a large banner or in another highly visible way

3. LUMENE will have one representative on the jury of the final, who will be publicly recognized during the final show

4.   LUMENE will receive VIP invitations for the final

5. Integration of the LUMENE's spot or jingle in the multimedia presentation at the gala show

6. Hostesses wearing T-shirts with LUMENE's logo will distribute give-aways (product samples, for example) to the audience, VIP`s and / or the press

7.   LUMENE will have a special area to display and present its products

8. Give-aways or promotional materials will be placed on each seat prior to the competition

9.   Posters with LUMENE's logo will be displayed in VIP areas

10. A special award in connection with LUMENE will be created, and presented to the winner during the final by a representative of LUMENE

11. LUMENE will have 1-2 full pages in the official program for PR text or an interview with a LUMENE representative

12.  LUMENE's logo will be placed on the cover of the final program

13. Special decoration can be built at the entrance to the final's hall, incorporating LUMENE's logo

14.  LUMENE's logo or product will be integrated into the venue design.

15. LUMENE products will be used exclusively at all Elite Model Look 2000 events in Czech republic. Make-up artists will wear Lumene-EML T-shirts during their work in EML events.

     Promotion opportunities for the post-final


1) LUMENE named as "Official LUMENE" in press promotion about the results of the final

2) LUMENE has the right to use photos of the contestant (including the winner) in its PR and internal materials linked with Elite at no further cost (a clear mention of the Elite Model Look is necessary, however)

     LUMENE's participation


1. Cooperation in creating mutual promotion opportunities for the Elite Model Look and LUMENE

2.   Financial support in the amount of USD for a sponsorship in:


     o    CZECH REPUBLIC 55,000 USD


          50% will be paid after signing the contract, the rest will be paid in two installments - 25% before the semi-final and 25% 1 week before the national final. Look International / the organizer has to announce in writing the dates for the semi-final and final at least one month before the events.


3. All creative decisions (design of decoration material etc.) have to be supervised by Look International in Vienna.

     This agreement has two copies, one for each of the signatories. This agreement becomes effective after the first installement arrives at the account of Wolfgang Schwarz, Sport- und Kulturveranstaltungen GmbH, Passauerplatz 1, 1010 Vienna, Austria at the Vorarlberger Landes- und Hypothekenbank, account no:
20 222 499 111, branch no: 58020 - Singerstra(beta)e 12, 1010 Vienna, Austria.

     Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof shall be finally settled in Copenhagen, Denmark, in English language and under the Rules of Arbitration of the Chamber of Commerce, before one commonly nominated arbitrator, or, if the parties fail to nominate a sole arbitrator within 30 days from the date the claimant's first request for arbitration has been received by the other party, before an arbitrator chosen by the Secretary General of the International Chamber of Commerce. Any resolution or procedural award or the Arbitration Court shall be final and binding for the parties to this Agreement.

     This Agreement shall be governed by the laws of Denmark.



_______, September __ 1999





Wolfgang Schwarz,
Sport und Kulturveranstaltungen GmbH





/s/ Pekka Rautala                                   /s/ /Carl-Gustav Malstrom
Pekka Rautala                                       Carl-Gustav Malstrom
Orion Corporation Noiro                               Vice President, Export
                                                    Orion Corporation Noiro








Orion Corporation Noiro
     with the brand name LUMENE

1. Pekka Rautala
2. Carl-Gustav Malstrom